                   UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549


                                      FORM 8-K/A


                                    CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    November 29, 1997
                                                   --------------------



                                    SERACARE, INC.
--------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)


         Delaware                 0-21781                  95-4343492
--------------------------------------------------------------------------------
(State or other               (Commission               (I.R.S. Employer
jurisdiction of               File Number)               Identification
incorporation)                                               Number)


1925 Century Park East, Suite 1970, Los Angeles, California   90067
--------------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:  (310) 772-7777
                                                     --------------



                                    Not Applicable
--------------------------------------------------------------------------------
            (Former name or former address, if changed since last report)

Total sequentially numbered pages in this document: __.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (a)  Financial statements of business acquired

               Audited financial statements of American Plasma Management, Inc., American Plasma Systems, Inc., and American Plasma Reno, Inc. for the fiscal year ended October 31, 1997.

               1. Audited Consolidated Financial Statements of American Plasma Management, Inc. for the Year ended October 31, 1997

                    a.  Report of Independent Public Accountants.
                    b.  Consolidated Balance Sheet as of October 31, 1997.
                    c. Consolidated Statement of Operations for the year ended October 31, 1997.
                    d. Consolidated Statement of Stockholders Deficit for the year ended October 31, 1997.
                    e. Consolidated Statement of Cash Flows for the year ended October 31, 1997.
                    f.  Notes to Consolidated Financial Statements.

          (b)  Pro forma financial information

               1.   Acquisition of American Plasma Management, Inc.

               2. Unaudited Pro forma Consolidated Financial Statements of the Company as of and for the nine months ended November 30, 1997.

               3. Unaudited Pro forma Consolidated Financial Statements of the Company as of and for the year ended February 28, 1997.

          (c)  Exhibits

               1. Exhibit 2.2 - CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        SERACARE, INC.



Date:  February 14, 1998           By:    /s/  BARRY D. PLOST
       -----------------              -------------------------------------
                                      Barry D. Plost
                                      Chairman of the Board, President
                                        and Chief Executive Officer

                                   By:    /s/  JERRY L. BURDICK
                                      -------------------------------------
                                      Jerry L. Burdick
                                      Executive Vice President and
                                        Chief Financial Officer

Item 7. (a)  Financial statements of business acquired.

                           AMERICAN PLASMA MANAGEMENT, INC.

                          CONSOLIDATED FINANCIAL STATEMENTS

                                   OCTOBER 31, 1997

                                       CONTENTS

                                                                            Page
INDEPENDENT AUDITORS' REPORT . . . . . . . . . . . . . . . . . . . . . . .   7

CONSOLIDATED BALANCE SHEET . . . . . . . . . . . . . . . . . . . . . . . .   8

CONSOLIDATED STATEMENT OF OPERATIONS . . . . . . . . . . . . . . . . . . .   9

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY . . . . . . . . . . . . . .  10

CONSOLIDATED STATEMENT OF CASH FLOWS . . . . . . . . . . . . . . . . . . .  11

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS . . . . . . . . . . . . . . . .  12

                             INDEPENDENT AUDITORS' REPORT




BOARD OF DIRECTORS
AMERICAN PLASMA MANAGEMENT, INC.
SALT LAKE CITY, UTAH



We have audited the accompanying consolidated balance sheet of American Plasma Management, Inc., as of October 31, 1997 and the related consolidated statements of operations and stockholders' equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of American Plasma Management, Inc., as of October 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                             BDO SEIDMAN, LLP






Salt Lake City, Utah
January 22, 1998

                           AMERICAN PLASMA MANAGEMENT, INC.
                              CONSOLIDATED BALANCE SHEET
                                   OCTOBER 31, 1997



ASSETS

CURRENT ASSETS
     Cash                                                        $     97,406

     Receivables
          Trade accounts                       $      32,936
          Due from related party                       5,956           38,892
                                                 -----------

     Inventories                                     560,297
     Prepaid expenses                                 23,894          584,191
                                                 -----------      -----------

TOTAL CURRENT ASSETS                                                  720,489

PROPERTY AND EQUIPMENT, NET                                           538,161

OTHER ASSETS
     Deposits and other assets                                         16,363

                                                                  -----------
TOTAL ASSETS                                                     $  1,275,013
                                                                  -----------
                                                                  -----------

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Accounts payable                             $     337,216
  Related party accounts payable                       5,661
  Bank overdraft                                     127,859
  Accrued expenses                                   149,509
  Related party notes payable                        970,124

  Line of credit                                     608,684
  Income taxes payable                                   130
  Current portion of long-term liabilities           153,574
                                                 -----------

TOTAL CURRENT LIABILITIES                                        $  2,352,757

LONG-TERM LIABILITIES                                                 394,459
                                                                  -----------

TOTAL LIABILITIES                                                   2,747,216

STOCKHOLDERS' DEFICIT
  Common stock, no par value 200,000 shares
     authorized 110,600 shares issued and
     outstanding                                      43,850
  Retained earnings (deficit)                     (1,463,412)      (1,419,562)
                                                 -----------
  Less common stock in treasury, at cost
    27,500 shares                                                     (52,641)
                                                                  -----------

TOTAL STOCKHOLDERS' DEFICIT                                        (1,472,203)
                                                                  -----------
TOTAL LIABILITIES AND
  STOCKHOLDER'S EQUITY                                           $  1,275,013
                                                                  -----------
                                                                  -----------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                           AMERICAN PLASMA MANAGEMENT, INC.
                         CONSOLIDATED STATEMENT OF OPERATIONS
                             YEAR ENDED OCTOBER 31, 1997



INCOME
  Sales                                          $   6,068,500
  Loss rejection allowance                             (66,496)
                                                 -------------
                                    NET SALES                    $   6,002,004

  Cost of goods sold                                                 4,829,536
                                                                 -------------
                                 GROSS PROFIT                        1,172,468

EXPENSES
  General and administrative                         1,567,270       1,567,270
                                                 -------------   -------------
                           NET OPERATING LOSS                         (394,802)

OTHER INCOME (EXPENSE)
  Miscellaneous income                                 108,225
  Interest expense                                    (123,964)
  Loss on sale of assets                               (22,015)        (37,754)
                                                 -------------   -------------

Loss before income taxes                                              (432,556)

Income tax expense                                                         130
                                                                 -------------

                                     NET LOSS                    $    (432,686)

                                                                 -------------
                                                                 -------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                           AMERICAN PLASMA MANAGEMENT, INC.
                    CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                             YEAR ENDED OCTOBER 31, 1997


                                                                                        RETAINED
                                                  COMMON            TREASURY            EARNINGS
                                                  STOCK               STOCK             (DEFICIT)
                                              -------------       -------------       -------------
Balance at November 1, 1996                    $      43,850       $     (52,641)      $  (1,030,726)
Net loss                                                 -                   -              (432,686)
                                               -------------       -------------       -------------

Balance at October 31, 1997                    $      43,850       $     (52,641)      $  (1,463,412)
                                               -------------       -------------       -------------
                                               -------------       -------------       -------------



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                           AMERICAN PLASMA MANAGEMENT, INC.
                         CONSOLIDATED STATEMENT OF CASH FLOWS
                             YEAR ENDED OCTOBER 31, 1997

INCREASE (DECREASE) IN CASH
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                                        $      (432,686)
  Adjustments to reconcile net loss to net cash
   used by operating activities:
   Depreciation                                                                            98,493
   Loss on sale of equipment                                                               22,015
   Changes in operating assets and liabilities:
    Accounts receivable                                       $       282,925
    Inventories                                                      (494,780)
    Prepaid expenses and other assets                                   5,190
    Bank overdraft                                                     73,614
    Accounts payable                                                  253,202
    Accrued liabilities                                              (153,857)            (33,706)
                                                              ---------------     ---------------
                    Net cash used by operating activities                                (345,884)

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property                                                (45,745)
                                                              ---------------
                    Net cash used by investing activities                                 (45,745)

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from notes payable                                         273,225
  Payments of notes payable                                          (320,132)
  Proceeds from line of credit                                      6,282,935
  Payments on line of credit                                       (6,225,112)
  Payments on related party notes                                    (166,459)
  Proceeds from related party notes                                   354,300
  Net increase in note payable to affiliated company                  224,849
                                                              ---------------
                 Net cash flows from financing activities                                 423,606
                                                                                  ---------------

                                     NET INCREASE IN CASH
                                     AND CASH EQUIVALENTS                                  31,977

                                CASH AND CASH EQUIVALENTS
                                     AT BEGINNING OF YEAR                                  65,429
                                                                                  ---------------
                                CASH AND CASH EQUIVALENTS
                                           AT END OF YEAR                         $        97,406
                                                                                  ---------------
                                                                                  ---------------



THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                           AMERICAN PLASMA MANAGEMENT, INC.
                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   OCTOBER 31, 1997


NOTE 1 -    SIGNIFICANT ACCOUNTING POLICIES
            The Company's accounting policies conform to generally accepted accounting principles. The following policies are considered to be significant:

            GENERAL
            During the year ended October 31, 1997, American Plasma Management, Inc., American Plasma Systems, Inc., and American Plasma Reno, Inc., (collectively, the Company) collected and sold source plasma and two hyperimmune plasmas from its six centers in the West and Midwest.

            CESSATION OF OPERATIONS
            The accompanying financial statements have been prepared as though the Company were a going concern at October 31, 1997. On October 3, 1997, the Company's contract with its one and only regular customer was terminated. Based on this development it was unlikely that the Company could continue to generate the cash flow necessary to maintain operations. To this end, the stockholders of the Company completed a transaction to sell the assets of the Company on November 29, 1997. As a result of the sale, a going concern qualification and related discussion of management's plans is not necessary.

            PRINCIPLES OF CONSOLIDATION
            The consolidated financial statements include the accounts of American Plasma Management, Inc., American Plasma Systems, Inc., and American Plasma Reno, Inc. All significant intercompany transactions and balances have been eliminated in consolidation.

            CASH AND CASH EQUIVALENTS
            Cash and cash equivalents include all cash balances and highly liquid investments with original maturities of less than three months.

            REVENUE RECOGNITION
            The Company recognizes revenues upon shipment of plasma. During 1997, the Company generally sold its plasma to one major customer.

            INVENTORY
            Inventory, which primarily consists of blood plasma collected from donors, is valued at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

            PROPERTY AND EQUIPMENT
            Property and equipment are stated at cost and are depreciated using the straight line method over their estimated useful lives. Leasehold improvements are recorded at cost and are amortized using the straight line method, over the lesser of the estimated useful lives of the property or the lease term.

            INCOME TAXES
            The Company accounts for income taxes by using the asset and liability method for financial accounting and reporting of deferred income taxes. This method provides for recognition of deferred tax assets in the current period for the future benefit of net operating loss carryforwards and items for which expenses have been recognized for financial statement purposes but will be deductible for income tax purposes in future periods. A valuation allowance is recognized if management cannot determine it is more likely than not that some portion or all of the deferred tax assets will be realized.

            ESTIMATES
            The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            FDA LICENSES
            Food and Drug Administration ("FDA") licenses, which are required to operate a plasma center, are assigned a value based on either the fair market value of acquiring a FDA license or the incremental costs incurred during the FDA approval process, not to exceed the fair market value. Costs incurred during this approval process consist of salaries, occupancy costs, and other related expenses. The Company has FDA licenses to operate each of its plasma centers. These FDA licenses are fully amortized as of October 31, 1997.

NOTE 2 -    PROPERTY AND EQUIPMENT
            Property and equipment as of October 31, 1997 are detailed in the following summary:

            Land                                                 $    58,987
            Buildings                                                650,275
            Furniture and equipment                                  627,304
            Leasehold improvements                                   272,083
                                                                 -----------
                                                                   1,608,649
            Less accumulated depreciation                         (1,070,488)
                                                                 -----------
            Net book value                                       $   538,161
                                                                 -----------


NOTE 3 -  RELATED PARTY NOTES PAYABLE



          Note payable to stockholder of the Company.
          Interest is paid monthly at a rate of 5.77%.
          Principal is paid at the full discretion of the
          Company                                                $   506,529

          Note payable to affiliated company, noninterest-
          bearing, payable at Company's discretion
          (see Note 7)                                               463,595
                                                                 -----------

                                                                 $   970,124
                                                                 -----------


NOTE 4 -  NOTE PAYABLE AND LONG-TERM LIABILITIES
          Notes payable consist of the following at October 31, 1997:

          Note payable noninterest-bearing, secured by
          an interest in inventory and payable to
          Company's only customer on or before
          December 31, 1997 to settle account due
          to termination of contract                             $   140,731

          Mortgage note, principal bearing interest
          at a rate of 11.75%, secured by trust deed on
          real property and payable in monthly
          installments of $2,981, with a balloon
          payment due on November 25, 1999                           231,768


                                          14

NOTE 4 -  NOTE PAYABLE AND LONG-TERM LIABILITIES (CONTINUED)

          Mortgage note, principal bearing interest at a
          rate of 10.5%, secured by trust deed on real
          property and payable in monthly installments
          of $1,830, with a balloon payment due on
          June 1, 2005                                               175,534
                                                                 -----------
                                                                     548,033
          Less current portion                                      (153,574)
                                                                 -----------
                                                                 $   394,459
                                                                 -----------

          The approximate aggregate maturities of long-term debt for the five years subsequent to October 31, are as follows:

                         1998                                    $   153,574
                         1999                                         14,384
                         2000                                        217,341
                         2001                                          5,240
                         2002                                          5,818
                         Thereafter                                  151,676
                                                                 -----------

                                                                 $   548,033
                                                                 -----------


          The Company has a line of credit for $650,000 with a bank with interest charged at the bank's prime rate plus 1.5% (10.0% at October 31, 1997). Interest is due monthly, with the line of credit maturing on March 1, 1998. The line of credit is secured by an assignment of interest in accounts receivable and inventory of another of the principle owner's companies, National Clinical Supply Corporation.

NOTE 5 -  INCOME TAXES PAYABLE
          The Company uses the asset and liability method for financial accounting and reporting of income taxes. Deferred income tax assets are computed for those differences that have future tax consequences using the currently enacted tax laws and rates that apply to the periods in which they are expected to affect taxable income.
          Valuation allowances are established to reduce the deferred tax asset to the amount that will more likely than not be realized. Income tax expense is the current income tax payable or refundable for the period plus or minus the net change in deferred tax assets and liabilities.

          The components of income tax expense are as follows:


          Current                                                $       130
          Deferred                                                        -
                                                                 -----------
                                                                 $       130
                                                                 -----------
          DEFERRED TAX ASSETS
          -------------------
          Net operating loss carryforward                        $   439,000
          Valuation allowance                                       (430,000)
                                                                 -----------

                                                                 $        -
                                                                 -----------


          The deferred tax asset at October 31, 1997 is fully offset by a valuation allowance. The valuation allowance is necessary because it is more likely than not that there will be no future income.


NOTE 6 -  LEASES

          The Company leases certain of its centers under long-term lease agreements expiring at various dates through 2005.

          Future aggregate minimum obligations under operating leases as of October 31, 1997 are as follows:


                                                                  OPERATING
                                                                    LEASES
                                                                 -----------
Year ending October 31,
1998                                                             $    78,714
1999                                                                  65,140
2000                                                                  67,854
2001                                                                  71,654
2002                                                                  71,654
Thereafter                                                           185,106
                                                                 -----------

Total                                                            $   540,122
                                                                 -----------


Rental expense under the operating lease agreements was approximately $110,000 for the year ended October 31, 1997.

NOTE 7 -  RELATED PARTY TRANSACTIONS
          The Company performs various management and accounting functions for National Clinical Supply Corporation (NCSC), an affiliated company. During 1997, the Company collected approximately $87,600 of management fees from NCSC. The Company also processes NCSC's collections on receivables. At October 31, 1997, the Company owed NCSC $463,595 for collections of receivables. The payment of collections has been historically delayed as a means to finance Company operations as needed. The Company also purchases various supplies from NCSC.
          During 1997, the Company purchased approximately $168,286 of supplies from NCSC. At October 31, 1997 the Company owes NCSC $5,661 for purchases of supplies.

NOTE 8 -  MAJOR CUSTOMER
          During the year ended October 31, 1997, the Company's sales were made primarily to one customer.

NOTE 9 -  EMPLOYEE BENEFIT PLAN
          The Company has a profit sharing plan which covers substantially all employees of the Company. All contributions to the plan are based on the performance of the Company and are made at the discretion of management. During the year ended October 31, 1997, the Company made no contributions to the plan.

NOTE 10 - FAIR VALUE
          Under SFAS No. 107, "Fair Value Disclosures about Financial Instruments," the Company is required to disclose the fair value of financial instruments, including off-balance-sheet financial instruments, when fair value can be reasonably estimated. The following methods and assumptions were used in estimating fair values:

          CASH AND CASH EQUIVALENTS AND RECEIVABLES: The carrying amount approximates fair value.

          ACCOUNTS PAYABLE, NOTES PAYABLE AND LONG-TERM DEBT: The carrying amount approximates fair value.

NOTE 11 - SUBSEQUENT EVENT
          Effective November 29, 1997, the Company sold substantially all of the assets of the Company to SeraCare, Inc., for approximately $1.85 million. Therefore, as of November 29, 1997, the Company ceased plasma collection operations and its plasma operations became part of SeraCare, Inc.

Item 7. (b)  Pro forma financial information

The following unaudited pro forma condensed Consolidated Financial Statements for the nine months ended November 30, 1997 are based on the unaudited Consolidated Financial Statements of the Company included in the Company's Quarterly Report on Form 10QSB. The unaudited pro forma Statement of Income for the year ended February 28, 1997 is based on the audited Consolidated Financial Statements of the Company, included in the Company's Annual Report on Form 10KSB/A. Both periods have been adjusted to give effect to the acquisition of the operating assets of American Plasma Management, Inc., American Plasma Services, Inc. and American Plasma Reno, Inc. using the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the Pro Forma Statements. The Historical Unaudited Balance Sheet of the Company as of November 30, 1997 included in the Company's Quarterly Report on Form 10QSB gives effect to the November 29, 1997 acquisition of the operating assets of American Plasma Management, Inc., American Plasma Services, Inc. and American Plasma Reno, Inc. The Pro Forma Condensed Consolidated Statements of Income give effect to the Acquisition by the Company as if it occurred on the first day of each such period presented.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The Pro Forma Statements of Income do not purport to represent what the Company's financial results of operations would actually have been had the transaction in fact occurred on such dates or to project the Company's financial position or results of operations for any future period.

The Pro Forma Statements and the Notes thereto should be read in conjunction with the Consolidated Financial Statements of the Company and Notes thereto included in the Company's Annual Report on Form 10KSB/A for the year ended February 28, 1997 and the Consolidated Financial Statements of the Company and Notes thereto included in the Company's Quarterly Report on Form 10QSB for the nine months ended November 30, 1997, which are hereby incorporated by this reference and the Consolidated Financial Statements of American Plasma Management, Inc. and Notes thereto for the year ended October 31, 1997 included elsewhere in this report.

1. ACQUISITION OF AMERICAN PLASMA MANAGEMENT, INC.

On November 29, 1997, the Company acquired substantially all of the operating assets of American Plasma Management, Inc., American Plasma Services, Inc. and American Plasma Reno, Inc. consisting primarily of five operating plasma collection centers. The purchase price paid by the Company was $1,850,000 of which $1,250,000 was paid in cash and $600,000 of which was in the form of a promissory note bearing interest at 8% per annum and due in one balloon payment no later than October 31, 1998. In addition, the Company incurred obligations of $542,675.

The Unaudited Balance Sheet of the Company as of November 30, 1997 included in the Company's Quarterly Report on Form 10QSB gives effect to the November 29, 1997 acquisition of the operating assets of American Plasma Management, Inc., American Plasma Services, Inc. and American Plasma Reno, Inc. The impact of the transaction as reflected in the November 30, 1997 Balance Sheet is summarized as follows:

Operating assets acquired:

Inventory                          $346,576
Land and buildings                 $541,800
Property and equipment             $108,733
Donor base and records             $500,000
FDA licenses                       $900,000

Liabilities assumed:

Mortgage payable                   $175,533
Accounts payable                   $367,142


2. PRO FORMA UNAUDITED CONDENSED STATEMENT OF INCOME FOR THE NINE MONTHS ENDED NOVEMBER 30, 1997.


SERACARE, INC.
PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME
(IN WHOLE DOLLARS, EXCEPT PER SHARE DATA)
(UNAUDITED)


                                                          For the Nine Months Ended November 30, 1997
                                        -------------------------------------------------------------------------
                                         SeraCare, Inc.     American Plasma      Pro forma           Pro forma
                                          Historical          Historical        Adjustments         Consolidated
                                        ---------------     ---------------   ---------------     ---------------

Net sales                               $     7,243,018           4,501,503          (126,000)(a) $    11,618,521

Cost of sales                                 6,010,897           3,622,152            35,625(b)        9,668,674
                                        ---------------     ---------------   ---------------     ---------------

Gross profit                                  1,232,121             879,351          (161,625)          1,949,847

General and administrative expenses           1,024,119           1,175,453          (673,635)(c)       1,525,937
                                        ---------------     ---------------   ---------------     ---------------

Net income (loss) from operations               208,002            (296,102)          512,010             423,911

Interest expense                                185,628              92,973          (56,973)(d)          221,628

Other expense (income), net                      (1,280)            (64,560)          64,560 (e)           (1,280)
                                        ---------------     ---------------   ---------------     ---------------

Net income (loss)                       $        23,654            (324,515)         504,423      $       203,563
                                        ---------------     ---------------   ---------------     ---------------
                                        ---------------     ---------------   ---------------     ---------------

Earnings (loss) per common share        $         0.005                                           $         0.046
                                        ---------------                                           ---------------
                                        ---------------                                           ---------------

Weighted average number of common
and common equivalent shares(1)               4,405,000                                                 4,405,000
                                        ---------------                                           ---------------
                                        ---------------                                           ---------------



a. Adjustment to eliminate miscellaneous service income unrelated to the plasma collection activities of American Plasma Management, Inc.

b. Adjustment to reflect amortization of donor base and records and FDA licenses acquired in the transaction.

c. Adjustment to eliminate administrative overhead due to the fact that no administrative personnel or related expenses were acquired in the acquisition.

d. Adjustment to eliminate the interest related to the pre merger operations, partially offset by the interest related to the debt assumed and/or incurred by the Company in conjunction with the acquisition.

e. Adjustment to eliminate the other miscellaneous income and expense items not related to the plasma collection operations of American Plasma Management.

f. No tax provision has been presented because the Company has sufficient net operating loss carryforward to offset the net income presented.

g. The above Unaudited Condensed Consolidated Statement of Income includes the Company for the nine months ended November 30, 1997 and American Plasma for the nine months ended October 31, 1997.

2. PRO FORMA UNAUDITED CONDENSED STATEMENT OF INCOME FOR THE YEAR ENDED FEBRUARY 28, 1997.

SERACARE INC.
PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF INCOME
(IN WHOLE DOLLARS, EXCEPT PER SHARE DATA)
(UNAUDITED)


                                                          For the Year Ended February 28, 1997
                                        -------------------------------------------------------------------------
                                         SeraCare, Inc.     American Plasma      Pro forma           Pro forma
                                          Historical          Historical        Adjustments         Consolidated
                                        ---------------     ---------------   ---------------     ---------------

Net sales                               $     6,661,679           6,002,004          (168,000)(a) $    12,495,683


Cost of sales                                 6,148,820           4,829,536            47,500(b)       11,025,856
                                        ---------------     ---------------   ---------------     ---------------

Gross profit                                    512,859           1,172,468          (215,500)          1,469,827

General and administrative expenses             753,179           1,567,270          (898,180)(c)       1,422,269
                                        ---------------     ---------------   ---------------     ---------------

Net income (loss) from operations              (240,320)           (394,802)          682,680              47,558

Interest expense                                208,255             123,964           (75,964)(d)         256,255

Other expense (income), net                      62,533             (86,080)           86,080 (e)          62,533
                                        ---------------     ---------------   ---------------     ---------------

Net income (loss)                       $      (511,108)            432,686)          672,564            (271,230)
                                        ---------------     ---------------   ---------------     ---------------
                                        ---------------     ---------------   ---------------     ---------------


Weighted average number of common
  and common equivalent shares                2,509,042                                                 2,509,042
                                        ---------------                                           ---------------
                                        ---------------                                           ---------------



a. Adjustment to eliminate miscellaneous service income unrelated to the plasma collection activities of American Plasma Management, Inc.

b. Adjustment to reflect amortization of donor base and records and FDA licenses acquired in the transaction.

c. Adjustment to eliminate administrative overhead due to the fact that no administrative personnel or related expenses were acquired in the acquisition.

d. Adjustment to eliminate the interest related to the pre merger operations, partially offset by the interest related to the debt assumed and/or incurred by the Company in conjunction with the acquisition.

e. Adjustment to eliminate the other miscellaneous income and expense items not related to the plasma collection operations of American Plasma Management.

f. No tax provision has been presented because the Company has sufficient net operating loss carryforward to offset the net income presented.

g. The above Unaudited Condensed Consolidated Statement of Income includes the Company for the year ended February 28, 1997 and American Plasma for the year ended October 31, 1997.